Exhibit 99.3

Non-GAAP Financial Measures

The United States Securities and Exchange Commission requires public companies, such as Energen Corporation (the Company), to reconcile Non-GAAP (GAAP refers to generally accepted accounting principles) financial measures to related GAAP measures. Adjusted Net Income is a Non-GAAP financial measure which excludes certain non-cash mark-to-market derivative financial instruments and a commodity price-related write-down of natural gas properties. Energen believes that excluding the impact of these items is more useful to analysts and investors in comparing the results of operations and operational trends between reporting periods and relative to other oil and gas producing companies.

	Year-to-Date Ended 3/31/2012
Consolidated Net Income ($ in millions except per share data)	Net Income	Per Diluted Share
Net Income (GAAP)	57.4	0.79
Non-cash mark-to-market losses (net of $15.4 tax)	25.3	0.35
Non-cash write-down of natural gas properties (net of $8.1 tax)	13.4	0.19

Adjusted Net Income (Non-GAAP)	96.1	1.33

Year-to-Date Ended 3/31/2012
Energen Resources Net Income ($ in millions)	Net Income
Net Income (GAAP)	9.5
Non-cash mark-to-market losses (net of $15.4 tax)	25.3
Non-cash write-down of natural gas properties (net of $8.1 tax)	13.4

Adjusted Net Income (Non-GAAP)	48.2

Non-GAAP Financial Measures

The United States Securities and Exchange Commission requires public companies, such as Energen Corporation (the Company), to reconcile Non-GAAP (GAAP refers to generally accepted accounting principles) financial measures to related GAAP measures. Earnings before interest, taxes, depreciation, and amortization (EBITDA) is a Non-GAAP financial measure. Energen believes this measure allows analysts and investors to understand the financial performance of the company by computing earnings from core business operations, without including the effects of capital structure, tax rates and depreciation. Further, this measure is useful in comparing profitability between the company and other oil and gas producing companies. Adjusted EBITA excludes certain non-cash mark-to-market derivative financial instruments and a commodity price-related write-down of natural gas properties.

	Year-to-Date Ended 3/31
Reconciliation To GAAP Information ($ in millions)	2011	2012
Consolidated Net Income (GAAP)	94.3	57.4
Interest expense	9.4	15.4
Income tax expense	57.3	33.3
Depreciation, depletion and amortization	61.1	94.5

EBITDA (Non-GAAP)	222.1	200.6

Adjustment for asset impairment	—	21.5
Adjustment for mark-to-market losses	—	40.7

Consolidated Adjusted EBITDA (Non-GAAP)	222.1	262.8

	Year-to-Date Ended 3/31
Reconciliation To GAAP Information ($ in millions)	2011	2012
Energen Resources Net Income (GAAP)	49.7	9.5
Interest expense	5.9	11.5
Income tax expense	29.9	6.0
Depreciation, depletion and amortization	51.4	84.1

Energen Resources EBITDA (Non-GAAP)	136.9	111.1

Adjustment for asset impairment	—	21.5
Adjustment for mark-to-market losses	—	40.7

Energen Resources Adjusted EBITDA (Non-GAAP)	136.9	173.3

Non-GAAP Financial Measures

The United States Securities and Exchange Commission requires public companies, such as Energen Corporation (the Company), to reconcile Non-GAAP (GAAP refers to generally accepted accounting principles) financial measures to related GAAP measures. After-tax Cash Flows is a Non-GAAP financial measure. Energen believes after-tax cash flows are relevant because they are a measure of cash available to fund the Company’s capital expenditures, dividends, debt reduction, and other investments.

Reconciliation To GAAP Information ($ in millions)	Years Ended 12/31
	2010 Actual	2011 Actual	2012 Estimate (e)
Consolidated Net Income (Before asset impairment)	291	260	235	264
Asset impairment	—	—	(14)	(14)

Consolidated Net Income (GAAP)	291	260	221	250

Depreciation, depletion and amortization (Including asset impairment)	248	284	461	461
Deferred income taxes, net	134	129	113	113

After-tax Cash Flows (Non-GAAP)	673	673	795	824
Changes in assets and liabilities and other adjustments	(2)	89	15	15

Net Cash Provided by Operating Activities (GAAP)	671	762	810	839

Reconciliation To GAAP Information ($ in millions)	Years Ended 12/31
	2010 Actual	2011 Actual	2012 Estimate (e)
Net Cash Provided by Operating Activities (GAAP)	671	762	810	839
Changes in assets and liabilities and other adjustments	(69)	25	(15)	(15)

After-tax Cash Flow (Non-GAAP)	602	787	795	824
Less: AGC cash flows from operations and other	(94)	(107)	(101)	(101)

Adj. Cash Flows from Operations Excluding Alagasco (Non-GAAP)	508	680	694	723

(e) This estimate is a “forward-looking statement” as defined by the Securities and Exchange Commission. All statements based on future expectations rather than on historical facts are forward-looking statements that are dependent on certain events, risks and uncertainties that could cause actual results to differ materially from those anticipated. In addition, the Company cannot guarantee the absence of errors in input data, calculations and formulas used in its estimates, assumptions and forecasts. A discussion of risks and uncertainties, which could affect future results of Energen and its subsidiaries, is included in the Company’s periodic reports filed with the Securities and Exchange Commission.